EXHIBIT 4(m)

                        INVESTMENT ACCOUNTING AGREEMENT


          THIS AGREEMENT made and effective as of this 10th day of August, 2001, by and between USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation on behalf of USAA S&P 500 Index Fund (the "Fund"), a series of the Company, and Investment Company Capital Corp, a Maryland corporation ("ICCC").


          WHEREAS, the Company is registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act") and the Fund is a duly authorized series of the Company; and


          WHEREAS, ICCC performs certain investment accounting and compliance services in connection with maintaining certain accounting records of one or more investment companies; and


          WHEREAS,   ICCC  may  perform  certain   investment   accounting  and
     compliance services on a computerized accounting system (the "Portfolio Accounting System"); and


          WHEREAS, the Company desires to appoint ICCC as investment accounting agent for the Fund, and ICCC is willing to accept such appointment;


          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF INVESTMENT ACCOUNTING AGENT. The Company hereby constitutes and appoints ICCC as investment accounting agent for the Fund to perform accounting and limited compliance functions related to portfolio transactions required of the Fund under Rule 31a-1 of the 1940 Act and to calculate the net asset value of the Fund. Notwithstanding Section 11.I, ICCC may assign all or a portion of its duties and responsibilities hereunder to one or more of ICCC's affiliates upon advance written notice of such assignment to the Company. Nevertheless, any assignment by ICCC to a person or entity which is not an affiliate of ICCC of all or a portion of ICCC's duties and responsibilities hereunder shall comply with Section 11.I.

2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company  hereby
     represents, warrants and acknowledges to ICCC:

     A. That it is a corporation duly organized and existing and in good standing under the laws of Maryland, and that it is registered under the 1940 Act; and

     B. That it has the requisite power and authority under applicable law, its charter or articles of incorporation and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint ICCC as investment accounting agent for the Fund; that this Agreement has been duly executed and delivered by the Company on behalf of the Fund; and that this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

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3.   REPRESENTATIONS AND WARRANTIES OF ICCC.  ICCC hereby represents, warrants and acknowledges to the Company:

     A. That it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

     B. That it has the requisite power and authority under applicable law, its charter or articles of incorporation and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by ICCC; and that this Agreement constitutes a legal, valid and binding obligation of ICCC, enforceable in accordance with its terms; and

C. That the accounts maintained and preserved by ICCC shall be the property of the Company and/or the Fund and that it will not use any information made available to it under the terms hereof for any purpose other than complying with its duties and responsibilities hereunder or as specifically authorized in writing by the Company for itself and on behalf of the Fund.

4.   DUTIES AND RESPONSIBILITIES OF THE COMPANY.

     A. The Company shall turn over to ICCC all of the Fund's accounts previously maintained, if any.

     B. The Company shall provide to ICCC the information necessary to perform ICCC's duties and responsibilities hereunder in writing or its electronic or digital equivalent prior to the close of the New York Stock Exchange on each day on which ICCC prices the Funds' securities and foreign currency holdings.

     C. The Company shall furnish ICCC with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning the securities in the portfolio when such information is not readily available from generally accepted securities industry services or publications.

     D. The Company shall pay to ICCC such compensation at such time as may from time to time be agreed upon in writing by ICCC and the Company. The initial compensation schedule is attached as Exhibit A.

     E. The Company shall provide to ICCC, as conclusive proof of any fact or matter required to be ascertained from the Company as reasonably determined by ICCC, a certificate signed by the Company's president or other officer of the Company, or other authorized individual, as reasonably requested by ICCC. The Company shall also provide to ICCC instructions with respect to any matter concerning this Agreement requested by ICCC. ICCC may rely upon any instruction or information furnished by any person reasonably believed by it to be an officer or agent of the Company, and shall not be held to have notice of any change of authority of any such person until receipt of written notice thereof from the Company.

     F. The Company shall preserve the confidentiality of the Portfolio Accounting System and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Portfolio Accounting System and the business of ICCC ("Confidential Information"). The Company shall not voluntarily disclose such Confidential Information to any other person other than its own employees or agents who reasonably have a need to know such information pursuant to this Agreement. The Company shall return all such Confidential Information to ICCC upon termination or expiration of this Agreement. The Company acknowledges that ICCC may contract with third parties for its Portfolio Accounting System and may change Portfolio Accounting Systems at any time if such change will not materially affect the services provided under this Agreement. The Company further acknowledges that the confidentiality provisions of this Agreement as they relate to the Portfolio Accounting System are intended to provide protection to ICCC, third party system providers and any of their respective agents.

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     G.   If ICCC shall provide the Company  direct access to the  computerized accounting  and  reporting  system used  hereunder or if ICCC and the
          Company   shall   agree  to   utilize   any   electronic   system  of
          communication, the Company shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Company. The Company agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). ICCC shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by ICCC by such means as fully and to the same extent as if delivered to ICCC by written instrument signed by the requisite authorized representative(s) of the Company.

5.   DUTIES AND RESPONSIBILITIES OF ICCC.

     A. ICCC shall calculate the Fund's net asset value, in accordance with the Fund's prospectus. ICCC will price the securities of the Fund for which market quotations are available by the use of outside services designated by the Company which are normally used and contracted with for this purpose; all other securities will be priced in accordance with the Company's instructions.

     B. ICCC shall prepare and maintain, with the direction and as interpreted by the Company or the Fund's accountants and/or other advisors, in complete, accurate, and current form, all accounts and records needed to be maintained as a basis for calculation of the Fund's net asset value, and as further agreed upon by the parties in writing, and shall preserve such records in the manner and for the periods required by law or for such longer period as the parties may agree upon in writing.

     C. ICCC shall make available to the Company for inspection or reproduction within a reasonable time, upon demand, all accounts and records of the Fund maintained and preserved by ICCC. In addition, ICCC shall periodically provide certain records to various parties, all as specifically set forth in Exhibit B.

     D. ICCC shall be entitled to rely conclusively on the completeness and correctness of any and all accounts and records turned over to it by the Company.

     E. ICCC shall assist the Fund's independent accountants, or upon approval of the Company or upon demand, any regulatory body, in any requested review of the Fund's accounts and records maintained by ICCC but shall be reimbursed by the Company for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Inspections conducted by the Securities and Exchange Commission shall be considered routine.

     F. Upon receipt from the Company of any necessary information or instructions, ICCC shall provide information from the books and records it maintains for the Company with respect to the Fund that the Company needs for Fund tax returns, questionnaires, or periodic reports to shareholders and such other reports and information requests as the Company and ICCC shall agree upon from time to time.

     G. ICCC shall not have any responsibility hereunder to the Company, the Fund, the Fund's shareowners or any other person or entity for moneys or securities of the Fund, whether held by the Fund or custodians of the Fund.

     H. ICCC agrees that it shall hold in strict confidence all data and information obtained from the Fund or any related party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the Fund, except if disclosure is required by the Securities and Exchange Commission or other regulator body or the Fund's auditors or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the Fund as is practical under the circumstances.

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6.   INDEMNIFICATION.

     A. The Company shall indemnify and hold ICCC harmless from and against any and all costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against or incurred by ICCC, or for which it may be liable, arising out of or attributable to:

     1. ICCC's action or omission to act pursuant hereto except for any loss or damage arising form any negligent act or willful misconduct of ICCC.

     2. ICCC's payment of money as requested by the Company, or the taking of any action which might make ICCC liable for payment of money; provided, however, that ICCC shall not be obligated to expend its own moneys or to take any such action except in ICCC's sole discretion.

     3. ICCC's action or omission to act hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed and/or authorized.

     4. ICCC's action or omission to act in good faith reliance on the opinion of outside counsel acceptable to both the Company and ICCC.

     5. ICCC's action or omission to act in good faith reliance on statements of counsel to the Company, the Company's or the Fund's independent accountants, and the Company's officers or other authorized individuals provided by Company resolution.

     6. The legality of the issue, sale or purchase of any shares of the Fund, the sufficiency of the purchase or sale price, or the declaration of any dividend by the Fund, whether paid in cash or stock.

     7. Any error, omission, inaccuracy or other deficiency in the Fund's accounts and records or other information provided by the Company or on behalf of the Company to ICCC, of the failure of the Company to provide, or provide in a timely manner, the information needed by ICCC to perform its functions as specified in Section 4.C. hereunder.

     8. The Company's refusal or failure to comply with the terms of this Agreement, the Company's negligence or willful misconduct in connection with the performance of its duties hereunder, or the failure of any representation of the Company hereunder to be and remain true and correct in all respects at all times.

     9. The use or misuse, whether authorized or unauthorized, of the Portfolio Accounting System or other computerized recordkeeping and reporting system to which ICCC provides the Company direct access hereunder or of any other electronic system of communication used hereunder by the Company or by any person who acquires access to such system(s) through a terminal device, passwords, access instruction or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Company, except to the extent attributable to any negligence or willful misconduct by ICCC.

     B. ICCC shall indemnify and hold the Company harmless from and against any and all costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against or incurred by the Company, or for which it may be liable, arising out of or attributable to:

     1. ICCC's refusal or failure to comply with the terms of this Agreement or the failure of any representation or warranty of ICCC hereunder to be and remain true and correct in all respects at all times.

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     2.          Any negligent or willful misconduct of ICCC,  including direct losses occasioned by the negligent error of ICCC in calculating the Fund's net asset value; provided, however, that ICCC may take reasonable steps at its own expense to mitigate any monetary damages occurring as a result of ICCC's actions.

     3. The failure of ICCC to materially comply with applicable law in connection with the performance of its duties hereunder.

     In no event shall ICCC or the Company be liable for consequential, special or punitive damages.

7. FORCE MAJEURE. ICCC shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; government or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

8. PROCEDURES. ICCC and the Company may from time to time adopt procedures as they agree upon, and ICCC may conclusively assume that any procedure approved in writing or directed by the Company or its accountants or other advisors does not conflict with or violate any requirements of the Fund's prospectus or the Company's, charter or articles of incorporation, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which the Company may be bound.

9. TERM AND TERMINATION. The initial term of this Agreement shall be a period of one year commencing on the effective date hereof. This Agreement shall continue thereafter until terminated by either party by notice in writing received by the other party not less than sixty (60) days prior to the date upon which such termination shall take effect. Upon termination of this Agreement:

     A.   The Company shall pay to ICCC its fees and compensation due hereunder.

     B. The Company shall designate a successor (which may be the Company) by notice in writing to ICCC on or before the termination date.

     C. ICCC shall deliver to the successor, or if none has been designated, to the Company, in a format designated by the Company or the successor, all records, funds and other properties of the Company or the Fund deposited with or held by ICCC's hereunder. In the event that neither a successor nor the Company takes delivery of all records, funds and other properties of the Company or the Fund by the termination date, ICCC's sole obligation with respect thereto from the termination date until delivery to a successor or the Company shall be to exercise reasonable care to hold the same in custody in its form and condition as of the termination date, and ICCC shall be entitled to reasonable compensation therefor, including but not limited to all of its out-of-pocket costs and expenses incurred in connection therewith.

10. NOTICES. Notices, requests, instructions and other writings addressed to the Company at USAA Mutual Fund, Inc., 9800 Fredericksburg Road, BSB-B-04-S, San Antonio, Texas 78288, Attention: Vice President, Securities Counsel & Compliance, or at such address as that the Company may have designated to ICCC in writing, shall be deemed to have been properly given to the Company hereunder; and notices, requests, instructions and other writings addressed to ICCC at its offices at One South Street, Baltimore, Maryland 21202; Attention: Richard T. Hale, or to such other address as it may have designated to the Fund in writing, shall be deemed to have been properly given to ICCC hereunder.

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11.  MISCELLANEOUS.

     A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Maryland, without reference to the choice of laws principles thereof.

     B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations, warranties, and indemnifications extended hereunder, and the provisions of Section 4.G. are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     D. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     F. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     G. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     H. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

     I. This Agreement may not be assigned by either party hereto without the prior written consent of the other.

     J. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Company and ICCC.

     K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party.

     L. Notice is hereby given that a copy of the Company's articles of incorporation and all amendments thereto is on file with the Secretary of State of the state of its organization; that this
          Agreement has been executed on behalf of the Company by the undersigned duly authorized representative of the Company in his/her capacity as such and not individually. The Company is authorized to issue shares of capital stock in separate series, with each such series representing interests in a separate portfolio of securities and other assets. Under no circumstances shall the rights, obligations or liabilities under this Agreement with respect to the Fund constitute a right, obligation or liability with respect to any other series of the Company, and ICCC shall look solely to the assets of the Fund with respect to any such liability.

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     IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed by their respective and duly authorized officers, to be effective as of the day and year first above written.

                        Investment Company Capital Corp

                        By: /S/ RICHARD T. HALE
                            -------------------
                            Name:  RICHARD T. HALE
                            Title: PRESIDENT



                        USAA Mutual Fund, Inc., on behalf of its series USAA S&P 500 Index Fund

                        By: /S/ DAVID M. HOLMES
                            -------------------
                            Name:  David M. Holmes
                            Title: Treasurer

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                                   EXHIBIT A

There will not be any separate payment of any Investment Accounting fee under this Agreement. All fees in connection with the management of the Fund and the Accounting and compliance services provided to the Fund will be paid under and in conjunction with the investment sub-advisory agreement between the Company and Deutsche Asset Management, Inc. ("DeAM, Inc."), an affiliate of ICCC. ICCC shall look solely to DeAM, Inc. for payment for services provided under this Agreement.


USAA Mutual Fund, Inc. , on behalf of       Investment Company Capital Corp
its series USAA S&P 500 Index Fund
By: /S/ DAVID M. HOLMES                     By: /S/ RICHARD T. HALE
    --------------------                        --------------------
Name: David M. Holmes                       Name: RICHARD T. HALE
Title:   Treasurer                          Title: PRESIDENT


Exhibit A is hereby Agreed to By
Deutsche Asset Management, Inc.
By:  /S/ JAMES CAPIZZUTO
     --------------------
Name: JAMES CAPIZZUTO
Title:VP COUNSEL


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                                   EXHIBIT B

On a daily basis, ICCC shall provide the following accounting functions with respect to the Fund:

A. Journalize the Fund's investment, capital share and income and expense activities;

B. Verify investment buy/sell trade tickets when received from the Fund's investment adviser and transmit trades to the Fund's custodian for proper settlement;

C.   Maintain ledgers for investment securities;

D. Maintain historical tax lots in accordance with the specific identification method for each security;

E. Reconcile cash and investment balances with the custodian, and provide the Fund's investment adviser with the beginning cash balance available for investment purposes;

F. Update the cash availability throughout the day as required by the Fund's investment adviser;

G.   Calculate various contractual expenses (e.g., adviser and custody fees);

H.   Control  all  authorized   disbursements   from   the  Fund  upon  written
instructions;

I.   Determine the Fund's net investment income;

J. Obtain security market prices from independent pricing services approved by the Fund's Board or if such prices are unavailable, then follow fair value procedures approved by the Fund's Board in order to calculate the market value of the Fund's investments;

K. Transmit or mail a copy of the portfolio valuations to the Fund's investment adviser/sub-adviser when requested;

L. Compute the net assets and net asset value of the Fund and transmit via email (fax for backup purposes) to the Fund's transfer agent and the Fund's investment adviser no later than 6:30 p.m. EST same day unless circumstances prevent such. If the Fund's net assets and net asset value cannot be computed or transmitted to the Fund's transfer agent and the Fund's investment adviser by 6:30 p.m. EST same day, ICCC will telephone the Fund's transfer agent pricing pager and the Fund's investment adviser (or other person designated by the Fund from time to time); and ICCC will electronically deliver to the Fund's transfer agent a daily pricing file (via FTP) by 6:30 p.m. EST. If the pricing file cannot be transmitted to the Fund's transfer agent by 6:30 p.m. EST same day, ICCC will call the Fund's transfer agent pricing pager ; and

M. Post to and prepare the Fund's general ledger and transmit electronically or via fax to the Fund's transfer agent and the Fund's investment adviser no later than 9:00 a.m. EST next day unless circumstances so prevent. If the Fund's general ledger cannot be transmitted to the Fund's transfer agent and the Fund's investment adviser by 9:00 a.m. EST next day, ICCC will contact the Fund's transfer agent pricing pager and the Fund's investment adviser (or other person designated by the Fund from time to time).

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In addition ICCC will:

A. Supply readily available Fund statistical data to the Company as requested on an ongoing basis;

B. Provide information necessary for the Fund to prepare federal and state tax returns, annual and semi-annual reports, Form N-SARs and proxy statements;

C. Monitor the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") from time to time;

D. Provide information necessary for the Fund to determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of the Fund under the Code;

E. Prepare monthly compliance report to the Company and quarterly compliance memorandum to the Fund's Board of Directors;

F. Prepare annual and semi-annual trial balances for financial statement preparation that includes all adjustments for last day trades, last day cap stock, and any other adjusting journal entries set forth by the Fund or the Fund's auditors;

G.   Prepare  annual and  semi-annual  portfolio of  investments  schedules for
financial  statement   preparation  with  all  relevant  footnotes  (non-income
producing, restricted securities, etc.) as well as a schedule of the futures;

H. Provide the following information for the periods as required by the Fund's investment adviser: wash sale reports; dividends eligible for the corporate received deduction; income earned from U.S. government and agency securities; reports identifying the gain or loss on individual security transactions; and reports to calculate the shareholder state tax information for our South Carolina and Massachusetts shareholders; and

I. Provide all Fund records supporting and necessary for the Fund to prepare the Fund's Statement of Net Assets and Liabilities, the Statement of Operations and the Statement of Changes in Net Assets.

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